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                                                                    EXHIBIT 23.1



              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



JetFax, Inc.:


  We consent to the incorporation by reference in Registration Statement No. 333-39815 on Form S-8 of our report dated January 30, 1998 (February 23, 1998 as to the last sentence of Note 6), appearing in this Annual Report on Form 10-K of JetFax, Inc. for the year ended December 31, 1997.

  Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of JetFax, Inc., listed in Item 14(a). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP


San Jose, California

March 31, 1998

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